                           SCHEDULE 14A INFORMATION
                                (Rule 14a-101)

                    INFORMATION REQUIRED IN PROXY STATEMENT
                           SCHEDULE 14A INFORMATION

          Proxy Statement Pursuant to Section 14(a) of the Securities
                    Exchange Act of 1934 (Amendment No.  )

Filed by the Registrant [X]

Filed by a Party other than the Registrant [_]

Check the appropriate box:

[_]  Preliminary Proxy Statement

[_]  CONFIDENTIAL, FOR USE OF THE
     COMMISSION ONLY (AS PERMITTED BY
     RULE 14A-6(E)(2))

[X]  Definitive Proxy Statement

[_]  Definitive Additional Materials

[_]  Soliciting Material Pursuant to Rule 14a-12

                              CIRRUS LOGIC, INC.
--------------------------------------------------------------------------------
               (Name of Registrant as Specified In Its Charter)


--------------------------------------------------------------------------------
   (Name of Person(s) Filing Proxy Statement, if other than the Registrant)


Payment of Filing Fee (Check the appropriate box):

[X]  No fee required.

[_]  Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.


     (1) Title of each class of securities to which transaction applies:

     -------------------------------------------------------------------------


     (2) Aggregate number of securities to which transaction applies:

     -------------------------------------------------------------------------


     (3) Per unit price or other underlying value of transaction computed pursuant to Exchange Act Rule 0-11 (set forth the amount on which the filing fee is calculated and state how it was determined):

     -------------------------------------------------------------------------


     (4) Proposed maximum aggregate value of transaction:

     -------------------------------------------------------------------------


     (5) Total fee paid:

     -------------------------------------------------------------------------

[_]  Fee paid previously with preliminary materials.

[_]  Check box if any part of the fee is offset as provided by Exchange
     Act Rule 0-11(a)(2) and identify the filing for which the offsetting fee was paid previously. Identify the previous filing by registration statement number, or the Form or Schedule and the date of its filing.

     (1) Amount Previously Paid:

     -------------------------------------------------------------------------


     (2) Form, Schedule or Registration Statement No.:

     -------------------------------------------------------------------------


     (3) Filing Party:

     -------------------------------------------------------------------------


     (4) Date Filed:

     -------------------------------------------------------------------------

Notes:

                                                             [Cirrus Logic Logo]
David D. French                                               Cirrus Logic, Inc.
President and                                           4210 S. Industrial Drive
Chief Executive Officer                                      Austin, Texas 78744

To our Stockholders:

   I am pleased to invite you to attend the annual meeting of stockholders of Cirrus Logic, Inc. to be held on Thursday, September 28, 2000 at 2:00 p.m. at the Omni Austin Hotel South Park, 4140 Governor's Row, Austin, Texas 78744.

   Details regarding admission to the meeting and the business to be conducted are more fully described in the accompanying Notice of Annual Meeting and Proxy Statement.

   Your vote is important. Whether or not you plan to attend the annual meeting, I hope you will vote as soon as possible. You may vote over the Internet, as well as by telephone, or by mailing a proxy card. Voting over the Internet, by phone or by written proxy will ensure your representation at the annual meeting if you do not attend in person. Please review the instructions on the proxy card regarding each of these voting options.

   We appreciate your support of and continued interest in Cirrus Logic, Inc.

Sincerely,

David D. French
President and Chief Executive Officer

                      2000 ANNUAL MEETING OF STOCKHOLDERS

                  NOTICE OF ANNUAL MEETING AND PROXY STATEMENT

                               TABLE OF CONTENTS

NOTICE OF ANNUAL MEETING...................................................   1

QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING.....   2

  Why am I receiving these materials?......................................   2
  What information is contained in these materials?........................   2
  What proposals will be voted on at the meeting?..........................   2
  What is Cirrus's voting recommendation?..................................   2
  What shares owned by me can be voted?....................................   2
  What is the difference between holding shares as a stockholder of record
   and as a beneficial owner?..............................................   2
  How can I vote my shares in person at the meeting?.......................   3
  How can I vote my shares without attending the meeting?..................   3
  Can I change my vote?....................................................   3
  How are votes counted?...................................................   3
  What is the voting requirement to approve each of the proposals?.........   4
  What does it mean if I receive more than one proxy or voting instruction
   card?...................................................................   4
  How can I obtain an admission ticket for the meeting?....................   4
  Where can I find the voting results of the meeting?......................   4
  What happens if additional proposals are presented at the meeting?.......   4
  What classes of shares are entitled to be voted?.........................   4
  What is the quorum requirement for the meeting?..........................   4
  Is cumulative voting permitted for the election of directors?............   5
  Who will count the votes?................................................   5
  Is my vote confidential?.................................................   5
  Who will bear the cost of soliciting votes for the meeting?..............   5
  May I propose actions for consideration at next year's annual meeting of
   stockholders or nominate individuals to serve as directors?.............   5

BOARD STRUCTURE AND COMPENSATION...........................................   6

DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES..........   7

PROPOSALS TO BE VOTED ON...................................................   8

  PROPOSAL NO. 1
  ELECTION OF DIRECTORS....................................................   8
  PROPOSAL NO. 2
  RATIFICATION OF INDEPENDENT ACCOUNTANTS..................................  10
  PROPOSAL NO. 3
  APPROVAL OF THE AMENDMENT TO THE 1996 STOCK PLAN.........................  11
    Equity Incentive Awards................................................  11
    Share Reserve..........................................................  11
    Eligibility............................................................  12
    Valuation..............................................................  12
    Discretionary Option Grants............................................  12
    Stock Purchase Rights..................................................  12
    General Provisions.....................................................  13
    Stock Awards...........................................................  13
    Federal Income Tax Consequences........................................  14

    Deductibility of Executive Compensation...............................  15
    Accounting Treatment..................................................  15
    New Plan Benefits.....................................................  16
    Stockholder Approval..................................................  16
  OTHER MATTERS...........................................................  16

OWNERSHIP OF SECURITIES...................................................  16

REPORT OF THE COMPENSATION COMMITTEE OF THE BOARD OF DIRECTORS ON
 EXECUTIVE COMPENSATION...................................................  23

FORM 10-K.................................................................  28

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                               CIRRUS LOGIC, INC.
                          11210 South Industrial Drive
                              Austin, Texas 78744
                                 (512) 445-7222

                    Notice of Annual Meeting of Stockholders

 TIME              2:00 P.M. on Thursday, September 28, 2000

 PLACE             Omni Austin Hotel South Park
                   4140 Governor's Row
                   Austin, TX 78744

 ITEMS OF BUSINESS (1)  To elect directors.

                   (2) To ratify the appointment of Ernst & Young LLP as independent accountants.

                   (3)  To approve an amendment to the Cirrus Logic, Inc. 1996
                        Stock Plan increasing the number of shares of Cirrus
                        Logic, Inc. common stock available for grant under the plan by 3,500,000 shares.

                   (4) To consider such other business as may properly come before the meeting.

 RECORD DATE       You are entitled to vote if you were a stockholder at the
                   close of business on Friday, August 4, 2000.

 MEETING ADMISSION Two cut-out admission tickets are included on the back cover of this proxy statement. Please contact the Cirrus Corporate
                   Secretary at our headquarters if you need additional tickets. The meeting will begin promptly at 2 o'clock.

 VOTING BY PROXY   Please submit a proxy as soon as possible so that your
                   shares can be voted at the meeting in accordance with your instructions. You may submit your proxy (1) over the
                   Internet, (2) by telephone, or (3) by mail. For specific
                   instructions, please refer to the Questions and Answers
                   beginning on page 2 of this proxy statement and the
                   instructions on the proxy card.

                                          For the Board of Directors

                                          David D. French
                                          President and Chief Executive
                                           Officer

   This notice of meeting and proxy statement and accompanying proxy card are being distributed to stockholders on or about August 11, 2000.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

     QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND THE ANNUAL MEETING

Q: Why am I receiving these materials?

A: The Board of Directors (the "Board") of Cirrus Logic, Inc., a Delaware corporation (sometimes referred to as the "Company" or "Cirrus"), is providing these proxy materials for you in connection with the annual meeting of stockholders to take place on September 28, 2000. As a stockholder, you are invited to attend the meeting and are entitled to and requested to vote on the proposals described in this proxy statement.

Q: What information is contained in these materials?

A: The information included in this proxy statement relates to the proposals to be voted on at the meeting, the voting process, the compensation of directors and our most highly paid officers, and certain other required information. Our 2000 Annual Report to Stockholders for the fiscal year ended March 25, 2000 is also enclosed.

Q: What proposals will be voted on at the meeting?

A:  There are three proposals scheduled to be voted on at the meeting:

  .  The election of directors;

  . The approval of an amendment to the Cirrus Logic, Inc. 1996 Stock Plan increasing the number of shares of Company common stock available for grant under the Plan by 3,500,000 shares;

  . The ratification of the appointment of Ernst & Young LLP as independent auditors of the company.

Q: What is Cirrus's voting recommendation?

A: Our Board of Directors recommends that you vote your shares "FOR" each of the nominees to the Board and "FOR" each of the other proposals.

Q: What shares owned by me can be voted?

A: All shares owned by you as of the close of business on August 4, 2000, (the "Record Date"), may be voted by you. These shares include (1) shares held directly in your name as the stockholder of record, including shares purchased through Cirrus's Employee Stock Purchase Plan, and (2) shares held for you as the beneficial owner through a stockbroker or bank.

Q: What is the difference between holding shares as a stockholder of record and as a beneficial owner?

A: Most Cirrus stockholders hold their shares through a stockbroker, bank or other nominee rather than directly in their own name. As summarized below, there are some distinctions between shares held of record and those owned beneficially.

  Stockholder of Record

  If your shares are registered directly in your name with Cirrus's transfer agent, Equiserve, you are considered, with respect to those shares, the stockholder of record, and these proxy materials are being sent directly to you by Cirrus. As the stockholder of record, you have the right to grant your voting proxy directly to Cirrus or to vote in person at the meeting. Cirrus has enclosed a proxy card for you to use.

  Beneficial Owner

  If your shares are held in a stock brokerage account or by a bank or other nominee, you are considered the beneficial owner of shares held in street name, and these proxy materials are being forwarded to you by your broker or nominee which is considered, with respect to those shares, the stockholder of record. As the beneficial owner, you have the right to direct your broker how to vote and are also invited to attend the meeting. However, since you are not the stockholder of record, you may not vote these shares in person at the meeting. Your broker or nominee has enclosed a voting instruction card for you to use in directing the broker or nominee how to vote your shares.

Q: How can I vote my shares in person at the meeting?

A: Shares held directly in your name as the stockholder of record may be voted in person at the annual meeting. If you choose to do so, please bring the enclosed proxy card or proof of identification.

  Even if you currently plan to attend the annual meeting, we recommend that you also submit your proxy as described below so that your vote will be counted if you later decide not to attend the meeting. Shares held in street name may be voted in person by you only if you obtain a signed proxy from the record holder giving you the right to vote the shares.

Q: How can I vote my shares without attending the meeting?

A: Whether you hold shares directly as the stockholder of record or beneficially in street name, you may direct your vote without attending the meeting. You may vote by granting a proxy or, for shares held in street name, by submitting voting instructions to your broker or nominee. In most instances, you will be able to do this over the Internet, by telephone or by mail. Please refer to the summary instructions below and those included on your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee.

  BY INTERNET--If you have Internet access, you may submit your proxy from any location in the world by following the "Vote by Internet" instructions on the proxy card.

  BY TELEPHONE--If you live in the United States or Canada, you may submit your proxy by following the "Vote by Phone" instructions on the proxy card.

  BY MAIL--You may vote by mail by signing your proxy card or, for shares held in street name, the voting instruction card included by your broker or nominee and mailing it in the enclosed, postage prepaid and addressed envelope. If you provide specific voting instructions, your shares will be voted as you instruct. If you sign but do not provide instructions, your shares will be voted as described below in "How Are Votes Counted?"

Q: Can I change my vote?

A: You may change your proxy instructions at any time prior to the vote at the annual meeting. For shares held directly in your name, you may accomplish this change by granting a new proxy bearing a later date (which automatically revokes the earlier proxy) or by attending the annual meeting and voting in person. Attendance at the meeting will not cause your previously granted proxy to be revoked unless you specifically so request. For shares held beneficially by you, you may accomplish this change by submitting new voting instructions to your broker or nominee.

Q: How are votes counted?

A: In the election of directors, you may vote "FOR" all of the nominees or your vote may be "WITHHELD" with respect to one or more of the nominees. For the other proposals, you may vote "FOR," "AGAINST" or "ABSTAIN." If you "ABSTAIN," it has the same effect as a vote "AGAINST." If you sign your proxy card or broker voting instruction card with no further instructions, your shares will be voted in accordance with the recommendations of the Board ("FOR" all of the Company's nominees to the Board "FOR" all other items described in this proxy statement and in the discretion of the proxy holders on any other matters that properly come before the meeting).

Q: What is the voting requirement to approve each of the proposals?

A: In the election of directors, the seven persons receiving the highest number of "FOR" votes will be elected. All other proposals require the affirmative "FOR" vote of a majority of those shares present and entitled to vote. If you are a beneficial owner and do not provide the stockholder of record with voting instructions, your shares may constitute broker non-votes, as described in "WHAT IS THE QUORUM REQUIREMENT FOR THE MEETING?" below. In tabulating the voting result for any particular proposal, shares that constitute broker non-votes are not considered entitled to vote on that proposal.

Q: What does it mean if I receive more than one proxy or voting instruction card?

A: It means your shares are registered differently or are in more than one account. Please provide voting instructions for all proxy and voting instruction cards you receive.

Q: How can I obtain an admission ticket for the meeting?

A: Two cut-out admission tickets are included on the back of this proxy statement. A limited number of tickets are available for additional joint owners. To request additional tickets, please contact the Cirrus Corporate Secretary at our headquarters. If you forget to bring an admission ticket, you will be admitted to the meeting only if you are listed as a stockholder of record as of the close of business on August 4, 2000 and bring proof of identification. If you hold your shares through a stockbroker or other nominee and fail to bring an admission ticket, you will need to provide proof of ownership by bringing either a copy of the voting instruction card provided by your broker or a copy of a brokerage statement showing your share ownership as of August 4, 2000.

Q: Where can I find the voting results of the meeting?

A: We will announce preliminary voting results at the meeting and publish final results in our quarterly report on Form 10-Q for the third quarter of the fiscal year ending March 31, 2001.

Q: What happens if additional proposals are presented at the meeting?

A: Other than the 3 proposals described in this proxy statement, we do not expect any matters to be presented for a vote at the annual meeting. If you grant a proxy, the persons named as proxy holders, David D. French, Cirrus's President and Chief Executive Officer, and Robert W. Fay, Cirrus's Vice President, Chief Financial Officer and Secretary, will have the discretion to vote your shares on any additional matters properly presented for a vote at the meeting. If for any unforeseen reason any of our nominees is not available as a candidate for director, the persons named as proxy holders will vote your proxy for such other candidate or candidates as may be nominated by the Board of Directors.

Q: What classes of shares are entitled to be voted?

A: Each share of our common stock outstanding as of the close of business on August 4, 2000, the Record Date, is entitled to one vote on all items being voted upon at the annual meeting other than election of directors. On the Record Date, we had approximately 66,271,342 shares of common stock issued and outstanding.

Q: What is the quorum requirement for the meeting?

A: The quorum requirement for holding the meeting and transacting business is a majority of the outstanding shares entitled to be voted and present in person or represented by proxy. Both abstentions and broker non-votes are counted as present for the purpose of determining the presence of a quorum. Abstentions are also counted as shares present and entitled to be voted. Broker non-votes, however, are not counted as shares present and entitled to be voted with respect to the matter on which the broker has expressly not voted. Thus, broker non-votes will not affect the outcome of any of the matters being voted upon at the meeting. Generally, broker non-votes occur when shares held by a broker for a beneficial owner are not voted with respect to a particular proposal because the broker has not received voting instructions from the beneficial owner and the broker lacks discretionary voting power to vote such shares.

Q: Is cumulative voting permitted for the election of directors?

A:  In the election of directors, you are not entitled to cumulate your vote.

Q: Who will count the votes?

A: A representative of Equiserve, Cirrus's transfer agent, will tabulate the votes and act as the inspector of the election.

Q: Is my vote confidential?

A: Proxy instructions, ballots and voting tabulations that identify individual stockholders are handled in a manner that protects your voting privacy. Your vote will not be disclosed either within Cirrus or to third parties except (1) as necessary to meet applicable legal requirements, (2) to allow for the tabulation of votes and certification of the vote, or (3) to facilitate a successful proxy solicitation by our Board. Occasionally, stockholders provide written comments on their proxy card, which are then forwarded to Cirrus management.

Q: Who will bear the cost of soliciting votes for the meeting?

A: Cirrus will pay the entire cost of preparing, assembling, printing, mailing and distributing these proxy materials. If you choose to access the proxy materials and/or vote over the Internet or by telephone, however, you are responsible for Internet access or telephone charges you may incur. In addition to the mailing of these proxy materials, the solicitation of proxies or votes may be made in person, by telephone or by electronic communication by our directors, officers and employees, who will not receive any additional compensation for such solicitation activities. We also have hired Corporate Investor Communications, Inc. ("CIC") to assist us in the distribution of proxy materials and the solicitation of votes. We will pay CIC a fee of $6,500 plus expenses for these services. We will also reimburse brokerage houses and other custodians, nominees and fiduciaries for their reasonable out-of-pocket expenses for forwarding proxy and solicitation materials to stockholders.

Q: May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?

A: You may submit proposals for consideration at future stockholder meetings, including director nominations.

  Stockholder Proposals: In order for a stockholder proposal, including a director nominating to be considered for inclusion in Cirrus's proxy statement for next year's annual meeting, the written proposal must be received by Cirrus no later than Thursday, April 13, 2001. Such proposals also will need to comply with Securities and Exchange Commission regulations regarding the inclusion of stockholder proposals in company-sponsored proxy materials. Similarly, in order for a stockholder proposal to be raised from the floor during next year's annual meeting, written notice must be received by Cirrus no later than Thursday, April 13, 2001 and shall contain such information as required under our Bylaws.

  Copy of Bylaw Provisions: You may contact the Cirrus Corporate Secretary at our headquarters for a copy of the relevant Bylaw provisions regarding the requirements for making stockholder proposals and nominating director candidates.

                        BOARD STRUCTURE AND COMPENSATION

   Our Board has 7 directors and the following three committees: (1) Audit, (2) Compensation and (3) Governance. The membership and the function of each committee are described below. During the fiscal year ended March 25, 2000, the Board held 10 meetings and each director attended at least 75% of all Board and applicable committee meetings.

  Name of Director            Audit              Compensation         Governance
--------------------------------------------------------------------------------
  Non-Employee
   Directors:
--------------------------------------------------------------------------------
  D. James Guzy                                       X                   X
--------------------------------------------------------------------------------
  Walden C. Rhines                                    X*                  X
--------------------------------------------------------------------------------
  Robert H. Smith               X*                    X                   X
--------------------------------------------------------------------------------
  Alfred S. Teo                 X                                         X
--------------------------------------------------------------------------------
  Employee
   Directors:
--------------------------------------------------------------------------------
  Michael L.
   Hackworth                                                              X*
--------------------------------------------------------------------------------
  Suhas S. Patil
--------------------------------------------------------------------------------
  David D. French
--------------------------------------------------------------------------------
  Number of
  Meetings in
  Fiscal Year
  Ended March 25,
  2000                          1                      2                   6

X = Committee member; * = Chair

The Audit Committee

   The Audit Committee is composed of two non-employee directors who review our auditing, accounting, financial reporting and internal control functions and select our independent accountants. In addition, the committee monitors the non-audit services of our independent accountants. In discharging its duties, the committee:

  . Reviews and approves the scope of the annual audit and the independent accountants' fees;

  . Meets independently with our independent accountants and our senior management; and

  . Reviews the general scope of our accounting, financial reportings, annual audit and matters relating to internal control systems, as well as the results of the annual audit.

Compensation Committee

   The Compensation Committee determines, and approves and reports to the Board on, all elements of compensation for our elected officers including bonuses, as described below in pages 23 through 26 of this proxy statement.

Governance Committee

   The Governance Committee meets or takes written action on special projects designated by the Board from time to time. In addition, the Governance Committee performs the functions traditionally delegated to a Nominating Committee, in that it proposes a slate of directors for election by our stockholders at each annual meeting and candidates to fill any vacancies on the Board. See "May I propose actions for consideration at next year's annual meeting of stockholders or nominate individuals to serve as directors?", above.

       DIRECTOR COMPENSATION ARRANGEMENTS AND STOCK OWNERSHIP GUIDELINES

   The following table provides information on Cirrus's compensation and reimbursement practices during fiscal year ended March 25, 2000 for non-employee directors, as well as the range of compensation paid to non-employee directors who served the entire fiscal year. Directors who are employed by Cirrus, do not receive any compensation for their Board activities.

                          DIRECTOR COMPENSATION TABLE
                    FOR FISCAL YEAR ENDED MARCH 25, 2000(1)

   Quarterly Director Retainer.......................................... $6,250
   Board Meeting Attendance Fees (per day in attendance)................ $2,000
   Committee Meeting Attendance Fees.................................... $  250

  --------
  (1)  All directors served the entire fiscal year ended March 25, 2000.

                            PROPOSALS TO BE VOTED ON

                                 PROPOSAL NO. 1

                             ELECTION OF DIRECTORS

   There are seven nominees for election to our Board this year. All of the nominees have served as directors since the last annual meeting. Information regarding the business experience of each nominee is provided below. All directors are elected annually to serve until the next annual meeting and until their respective successors are elected. There are no family relationships among our executive officers and directors.

   Our Board of Directors recommends a vote FOR the election to the Board of each of the following nominees.

Vote Required

   The seven persons receiving the highest number of votes represented by outstanding shares of common stock present or represented by proxy and entitled to vote will be elected. Votes withheld from any director are counted for purposes of determining the presence or absence of a quorum for the transaction of business, but have no other effect.

 Michael L. Hackworth Michael L. Hackworth is currently Chairman of the Board
 Director since 1985  of Cirrus Logic, Inc. Prior to becoming Chairman, he
 Age 59               served as President and Chief Executive Officer since
                      January 1985. Before joining the Company, Mr. Hackworth spent 14 years at Signetics Corp., a subsidiary of N.V.
                      Philips, where he held various management positions, his last one being Senior Vice President. Prior to joining
                      Signetics (now Philips Semiconductors), he served in a number of general management and marketing and sales management positions at Motorola and Fairchild
                      Semiconductor.

 Suhas S. Patil       Suhas S. Patil, was a founder of Cirrus Logic's
 Director since 1984  predecessor company in 1981, and a founder of Cirrus
 Age 55               Logic in 1984. Dr. Patil was appointed Chairman Emeritus
                      in July 1997. Prior to that, he served as Chairman of the
                      Board since 1984. He served as Vice President, Research
                      and Development until March 1990 and Executive Vice
                      President, Products and Technology through April 1997.
                      Dr. Patil was an Associate Professor of Computer Science
                      at the University of Utah from 1976 to 1980 and an
                      Assistant Professor of Electrical Engineering and
                      Computer Science at the Massachusetts Institute of
                      Technology from 1970 to 1975. He invented the
                      Storage/Logic Array during his work at MIT and the
                      University of Utah.

 David D. French      David D. French is the President and Chief Executive
 Director since 1999  Officer of Cirrus Logic, Inc. Mr. French joined the
 Age 44               Company in June 1998 as President and Chief Operating
                      Officer, and assumed additional duties with his
                      appointment as Chief Executive Officer in February 1999.
                      As President/CEO, French oversees worldwide operations
                      and corporate functions. Formerly a Vice President and
                      General Manager for Analog Devices, Mr. French has worked
                      in the semiconductor industry for more than 20 years,
                      mostly as a manager of businesses focused on embedded
                      applications. Prior to joining Analog Devices in 1988,
                      Mr. French held management posts at Texas Instruments and
                      Fairchild Semiconductor.

 D. James Guzy        D. James Guzy is Chairman, President, and CEO of SRC
 Director since 1984  Computer Corporation, a developer of super-computer
 Age 64               systems. He is also Chairman of the Board of PLX
                      Technology, Incorporated. Since 1969 he has served as
                      president of the Arbor Company, a limited partnership
                      involved in the electronics and computer industry. Mr.
                      Guzy is also a director of Intel Corporation, Micro
                      Component Technology, Inc., Novellus Systems, Inc., Davis
                      Selected Group of Mutual Funds, Alliance Capital
                      Management Technology Fund, and a member of the boards of
                      directors of several private technology companies.

 Walden C. Rhines    Walden C. Rhines is the President and Chief Executive
 Director since 1995 Officer and a director of Mentor Graphics Corporation, a
 Age 53              maker of electronic design automation products.
                     Previously, he was employed by Texas Instruments Inc. from
                     1972 to 1993, most recently as Executive Vice President,
                     Semiconductor Group. He is also a director of TriQuint
                     Semiconductor.

 Robert H. Smith     Robert H. Smith is the Executive Vice President, Finance
 Director since 1990 and Administration, Chief Financial Officer and Secretary
 Age 63              of Novellus Systems, Inc., a capital equipment
                     manufacturer. Prior to joining Novellus in 1995, he served as an industry consultant since 1990. He was President of
                     Maxwell Communication Corporation North America, a
                     printing, publishing, telecommunications and information
                     management company, from August 1988 to July 1990. Prior
                     to that, he was Executive Vice President, Finance and
                     Chief Financial Officer of R. R. Donnelley & Sons Company,
                     a printing organization from 1982 to 1986. He was employed by Control Data from 1973 to 1982, most recently as Vice
                     President having responsibility for all acquisitions and
                     joint ventures for the company. He was a Vice President of
                     Memorex Corporation from 1969 to 1973.

 Alfred S. Teo       Alfred S. Teo is the Chairman and Chief Executive Officer
 Director since 1998 of the Sigma Plastics Group, Chairman and Chief Executive
 Age 54              Officer of Red Line Express, and Alpha Technologies, Inc.
                     He is also a director of Fleet Bank, N.A. and Musicland
                     Stores Corporation. Mr. Teo is a Trustee of St. Joseph's
                     Hospital and of Stevens Institute of Technology.

                                 PROPOSAL NO. 2

                    RATIFICATION OF INDEPENDENT ACCOUNTANTS

   The Audit Committee of the Board of Directors has appointed Ernst & Young LLP as Cirrus's independent accountants to audit Cirrus's consolidated financial statements for the fiscal year ending March 31, 2001. During fiscal year ended March 25, 2000, Ernst & Young served as Cirrus's independent accountants and also provided certain tax services. A representative of Ernst & Young LLP is expected to attend the meeting and be available to respond to questions and, if they desire, to make a statement.

   Our Board of Directors recommends a vote FOR the ratification of the appointment of Ernst & Young LLP as Cirrus's independent accountants for the fiscal year ending March 31, 2001. If the appointment is not ratified, our Board will consider whether it should select other independent accountants.

Vote Required

   Ratification of the appointment of Ernst & Young LLP as Cirrus's independent accountants for fiscal year ended March 31, 2001 requires the affirmative vote of a majority of the shares of common stock present or represented by proxy and entitled to vote at the meeting.

                                 PROPOSAL NO. 3

                APPROVAL OF THE AMENDMENT TO THE 1996 STOCK PLAN

   The Company's stockholders are being asked to approve an amendment to the 1996 Stock Plan (the "1996 Plan"), which will increase the number of shares of the Company's common stock reserved for issuance under the 1996 Plan by an additional 3,500,000 shares.

   The board of directors believes the amendment is necessary to assure that a sufficient reserve of the Company's common stock remains available for issuance under the 1996 Plan to allow the Company to continue to utilize equity incentives to attract and retain the services of key individuals essential to the Company's long-term growth and financial success. Equity incentives play a significant role in the Company's efforts to remain competitive in the market for talented individuals, and the Company relies on such incentives as means to attract and retain highly qualified individuals in the positions vital to the Company's success.

   The following is a summary of the principal features of the 1996 Plan, as most recently amended. Any stockholder who wishes to obtain a copy of the actual plan document may do so upon written request to the Company at 4210 S. Industrial Drive, Austin, Texas 78744.

   The amendment was adopted by the board of directors on July 27, 2000, subject to stockholder approval at the annual meeting.

Equity Incentive Awards

   Two types of awards may be made under the 1996 Plan: (i) stock options and
(ii) stock purchase rights. The principal features of each award are described below. The Compensation Committee of the Board has the exclusive authority to grant stock options and issue stock purchase rights to the Company's executive officers and non-employee Board members and also has the authority to make option grants and issue stock purchase rights to all other eligible individuals. However, the Board may at any time appoint a secondary committee of one or more Board members to have separate but concurrent authority with the Compensation Committee to make option grants and issue stock purchase rights to individuals other than the Company's executive officers and non-employee Board members.

   The term 1996 Plan Administrator, as used in this summary, will mean the Compensation Committee and any secondary committee, to the extent each such entity is acting within the scope of its administrative jurisdiction under the 1996 Plan.

Share Reserve

   12,000,000 shares of the Company's common stock has been reserved for issuance over the term of the 1996 Plan, including the 3,500,000 shares of common stock subject to this Proposal.

   As of August 4, 2000, 6,516,009 shares of common stock were subject to outstanding options under the 1996 Plan, 570,330 shares of common stock had been issued under the 1996 Plan, and 4,913,961 shares of common stock remained available for future issuance, assuming stockholder approval of this Proposal.

   No employee may receive option grants for more than 400,000 shares of common stock in the aggregate per fiscal year other than in connection with the employee's initial employment, for which option grants to purchase an additional 800,000 shares may be authorized. Stockholder approval of this Proposal will also constitute a reapproval of the 400,000-share limitation for purposes of Internal Revenue Code Section 162(m). The aggregate number of shares subject to stock purchase rights may not exceed 1,200,000 shares.

   The shares of common stock issuable under the 1996 Plan may be drawn from shares of the Company's authorized but unissued shares of such common stock or from shares of such common stock reacquired by the Company, including shares repurchased on the open market.

   In the event any change is made to the outstanding shares of common stock by reason of any recapitalization, stock dividend, stock split, combination of shares, exchange of shares or other change in corporate structure effected without the Company's receipt of consideration, appropriate adjustments will be made to the securities issuable (in the aggregate and per employee) under the 1996 Plan and the securities and the exercise price per share in effect under each outstanding option.

Eligibility

   Employees (including officers) and independent consultants in the service of the Company or its parent and subsidiaries (whether now existing or subsequently established) are eligible to participate in the 1996 Plan. Non-employee Board members who are paid only a director's fee or who the Company does not compensate for their services are ineligible to participate in the 1996 Plan.

   As of August 4, 2000, 11 executive officers, 4 non-employee Board members and approximately 1,402 other employees and consultants were eligible to participate in the 1996 Plan.

Valuation

   The fair market value per share of common stock on any relevant date under the 1996 Plan will be deemed to be equal to the closing selling price per share on that date on the Nasdaq National Market. On August 4, 2000 the fair market value per share determined on such basis was $20.50.

Discretionary Option Grants

   The 1996 Plan Administrator has complete discretion under the 1996 Plan to determine which eligible individuals are to receive option grants, the time or times when those grants are to be made, the number of shares subject to each such grant, the status of any granted option as either an incentive stock option or a non-statutory option under the federal tax laws, the vesting schedule (if any) to be in effect for the option grant and the maximum term for which any granted option is to remain outstanding.

   Each granted option will have an exercise price per share determined by the 1996 Plan Administrator, but the exercise price will not be less than the fair market value of the shares on the grant date. No granted option will have a term in excess of ten (10) years, and the option will generally become exercisable in one or more installments over a specified period of service measured from the grant date. However, one or more options may be structured so that they will be immediately exercisable for any or all of the option shares; the shares acquired under those options will be subject to repurchase by the Company, at the exercise price paid per share, if the optionee ceases service with the Company prior to vesting in those shares.

   Upon cessation of service, the optionee will have a limited period of time in which to exercise any outstanding option to the extent exercisable for vested shares. The 1996 Plan Administrator will have complete discretion to extend the period following the optionee's cessation of service during which his or her outstanding options may be exercised and/or to accelerate the exercisability or vesting of such options in whole or in part. Such discretion may be exercised at any time while the options remain outstanding, whether before or after the optionee's actual cessation of service.

Stock Purchase Rights

   Stock Purchase Rights will be issued under the 1996 Plan at a price per share determined by the 1996 Plan Administrator. A stock purchase right gives the purchaser a period of no longer than 90 days from the date of grant to accept the offer. A stock purchase right is accepted by the execution of a restricted stock purchase agreement between the Company and the purchaser. Unless the 1996 Plan Administrator determines otherwise, the restricted stock purchase agreement shall give the Company a repurchase option exercisable upon the voluntary or involuntary termination of the purchaser's employment or consulting relationship with the company for any reason (including death and disability). The purchase price for any shares repurchased by the company shall be the original price paid by the purchaser. The repurchase option lapses at a rate determined by the Administrator.

                               General Provisions

Acceleration

   In the event that the Company is acquired by merger or asset sale, each outstanding option that is not to be assumed or replaced by the successor corporation will automatically accelerate in full, and all unvested shares outstanding under options or stock purchase rights will immediately vest, except to the extent the Company's repurchase rights with respect to those shares are to be assigned to the successor corporation.

   In the event of the proposed dissolution or liquidation of the Company, the 1996 Plan Administrator has the discretion to accelerate outstanding options or stock purchase rights for a period ending ten (10) days prior to the transaction.

   The acceleration of vesting in the event of a change in the ownership or control of the Company may be seen as an anti-takeover provision and may have the effect of discouraging a merger proposal, a takeover attempt or other efforts to gain control of the Company.

Financial Assistance

   The 1996 Plan Administrator may provide for payment of consideration to exercise outstanding options with promissory notes, shares of common stock (owned for more than six months (6) months), reduction of Company indebtedness to optionee, a same day exercise/sale program through a designated broker or any other valid legal consideration.

Amendment and Termination

   The Board may amend or modify the 1996 Plan at any time, subject to any required stockholder approval pursuant to applicable laws and regulations. Unless sooner terminated by the Board, the 1996 Plan will terminate on the earliest of (i) May 20, 2006, (ii) the date on which all shares available for issuance under the 1996 Plan have been issued as fully-vested shares or (iii) the termination of all outstanding options in connection with certain changes in control or ownership of the Company.

Stock Awards

   The table below shows, as to (i) each director and nominee for director;
(ii) each of the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iii) each of the other persons and groups indicated, the number of shares of common stock subject to option grants made under the 1996 Plan from March 28, 1999 through August 4, 2000, together with the weighted average exercise price payable per share. In addition, the table provides information regarding grants of restricted stock purchase rights during the same period.

                              OPTION TRANSACTIONS

                                                                     Weighted
                                                                     Average
                                                        Number of    Exercise
                                                         Shares       Price
                                                       Underlying      Per
                                                         Options      Share
Name and Position                                      Granted (#)     ($)
-----------------                                      -----------   --------
David D. French.......................................    275,000    $12.375
  Chairman of the Board, Chief Executive Officer, and
   Director Nominee
Glenn C. Jones........................................    105,000(1)   6.054
  Advisor and Former Vice President Finance, Chief
   Financial Officer and Treasurer
Arthur Smith..........................................     75,000      8.063
  Former Vice President & General Manager--Optical
   Storage Division
Henry M. Josefczyk....................................          0        N/A
  Former Senior Vice President--Worldwide Sales
Terry Leeder..........................................    200,000    10.6406
  Vice President--Worldwide Sales
Suhas Patil...........................................          0        N/A
  Chairman Emeritus and Director
Patrick V. Boudreau...................................     70,000    10.5536
  Senior Vice President--Human Resources
Michael L. Hackworth..................................          0        N/A
  Director Nominee
D. James Guzy.........................................          0        N/A
  Director Nominee
Walden C. Rhines......................................          0        N/A
  Director Nominee
Robert H. Smith.......................................          0        N/A
  Director Nominee
Alfred S. Teo.........................................          0        N/A
  Director Nominee
All current executive officers as a group (11)........  1,240,000     12.004
All current non-employee directors as a group (4).....     20,000      9.000
All employees, including current officers who are not
 executive officers, as a group (1,396)...............  5,135,475     11.883

--------
(1) Pursuant to a Stock Purchase Right issued to Mr. Jones on April 20, 1999, Mr. Jones received, at par value, 50,000 shares of restricted stock and these shares vested 50% on the six-month anniversary, October 20, 1999, and 100% on the one-year anniversary of the date of grant.

                        Federal Income Tax Consequences

Option Grants

   Options granted under the 1996 Plan may be either incentive stock options which satisfy the requirements of Section 422 of the Internal Revenue Code or non-statutory options which are not intended to meet such requirements. The Federal income tax treatment for the two types of options differs as follows:

   Incentive Options. No taxable income is recognized by the optionee at the time of the option grant, and no taxable income is generally recognized at the time the option is exercised. The optionee will, however, recognize taxable income in the year in which the purchased shares are sold or otherwise disposed of. For Federal tax purposes, dispositions are divided into two categories: (i) qualifying and (ii) disqualifying. A qualifying disposition occurs if the sale or other disposition is made after the optionee has held the shares for more than two (2) years after the option grant date and more than one (1) year after the exercise date. If either of these two holding periods is not satisfied, then a disqualifying disposition will result.

   If the optionee makes a disqualifying disposition of the purchased shares, the Company will be entitled to an income tax deduction, for the taxable year in which such disposition occurs, equal to the excess of (i) the fair market value of such shares on the option exercise date over (ii) the exercise price paid for the shares. If the optionee makes a qualifying disposition, the Company will not be entitled to any income tax deduction.

   Non-Statutory Options. No taxable income is recognized by an optionee upon the grant of a non-statutory option. The optionee will in general recognize ordinary income, in the year in which the option is exercised, equal to the excess of the fair market value of the purchased shares on the exercise date over the exercise price paid for the shares, and the optionee will be required to satisfy the tax withholding requirements applicable to such income.

   If the shares acquired upon exercise of the non-statutory option are unvested and subject to repurchase by the Company in the event of the optionee's termination of service prior to vesting in those shares, then the optionee will not recognize any taxable income at the time of exercise but will have to report as ordinary income, as and when the Company's repurchase right lapses, an amount equal to the excess of (i) the fair market value of the shares on the date the repurchase right lapses over (ii) the exercise price paid for the shares. The optionee may, however, elect under Section 83(b) of the Internal Revenue Code to include as ordinary income in the year of exercise of the option an amount equal to the excess of (i) the fair market value of the purchased shares on the exercise date over (ii) the exercise price paid for such shares. If the Section 83(b) election is made, the optionee will not recognize any additional income as and when the repurchase right lapses.

   The Company will be entitled to an income tax deduction equal to the amount of ordinary income recognized by the optionee with respect to the exercised non-statutory option. The deduction will in general be allowed for the taxable year of the Company in which such ordinary income is recognized by the optionee.

Stock Purchase Rights

   The tax principles applicable to stock purchase rights under the 1996 Plan will be substantially the same as those summarized above for the exercise of non-statutory option grants.

Deductibility of Executive Compensation

   The Company anticipates that any compensation deemed paid by it in connection with the disqualifying dispositions of incentive stock option shares, or the exercise of non-statutory options with exercise prices equal to the fair market value of the option shares on the grant date, will qualify as performance-based compensation for purposes of Code Section 162(m) and will not have to be taken into account for purposes of the $1 million limitation per covered individual on the deductibility of the compensation paid to certain of our executive officers. Accordingly, all compensation deemed paid with respect to those options will remain deductible by the Company without limitation under Code Section 162(m).

                              Accounting Treatment

   Under the current accounting principles in effect for equity incentive programs such as the 1996 Plan, the option grants under the 1996 Plan will not result in any direct charge to the Company's reported earnings. However, the fair value of those options is required to be disclosed in the notes to the Company's financial statements, and the Company must also disclose, in footnotes to the Company's financial statements, the pro-forma impact those options would have upon the Company's reported earnings were the fair value of those options at the time of grant treated as a compensation expense. In addition, the number of outstanding options may be a factor in determining the Company's earnings per share on a diluted basis.

   On March 31, 2000, the Financial Accounting Standards Board issued Interpretation No. 44, which is an interpretation of APB Opinion No. 25 governing the accounting principles applicable to equity incentive plans. Under the Interpretation, option grants made to consultants (but not non-employee Board members) after December 15, 1998 will result in a direct charge to the Company's reported earnings based upon the fair value of the option measured initially as of the grant date and then subsequently on the vesting date of each installment of the underlying option shares. Such charge will accordingly include the appreciation in the value of the option shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the vesting date of each installment of the option shares. In addition, if the proposed interpretation is adopted, any options which are repriced after December 15, 1998 will also trigger a direct charge to the Company's earnings measured by the appreciation in the value of the underlying shares over the period between the grant date of the option (or, if later, the July 1, 2000 effective date of the Interpretation) and the date the option is exercised for those shares.

                               New Plan Benefits

   As of August 4, 2000, no stock options had been granted, and no shares of common stock had been issued, on the basis of the share increase that is the subject of this Proposal.

                              Stockholder Approval

   The affirmative vote of at least a majority of the outstanding shares of common stock present in person or by proxy at the annual meeting and entitled to vote is required for approval of the amendment to the 1996 Plan. Should such stockholder approval not be obtained, then the 3,500,000 share increase to the share reserve under the 1996 Plan will not be implemented, any stock options granted under the 1996 Plan on the basis of such increase will immediately terminate without ever becoming exercisable for the shares of common stock subject to those options, and no additional options or stock purchase rights will be made on the basis of such increase. The 1996 Plan will, however, continue in effect, and option grants and stock purchase rights may continue to be made under the 1996 Plan until all the shares available for issuance under the 1996 Plan have been issued pursuant to such option grants and direct stock issuances.

   Our Board of Directors recommends a vote FOR the approval of the proposal to amend the Company's stock option plan to increase the number of shares available for issuance under the 1996 Plan by an additional 3,500,000 shares.

                                 OTHER MATTERS

   The Company knows of no other matters that will be presented for consideration at the annual meeting. If any other matters properly come before the annual meeting, it is the intention of the persons named in the enclosed form of Proxy to vote the shares they represent as the Board of Directors may recommend. Discretionary authority with respect to such other matters is granted by the execution of the enclosed Proxy.

                             ADDITIONAL INFORMATION

                            OWNERSHIP OF SECURITIES

   The following table sets forth certain information known to the Company regarding the beneficial ownership of the Company's common stock as of March 25, 2000 by (i) each person known to the Company to be a beneficial owner of more than 5% of the Company's common stock; (ii) each director and nominee for director; (iii) each of the executive officers named in the Summary Compensation Table of the Executive Compensation and Related Information section of this Proxy Statement and (iv) all current executive officers and directors of the Company as a group. Unless otherwise indicated in the footnotes, the beneficial owner has sole voting and investment power with respect to the securities beneficially owned, subject only to community property laws, if applicable.

                                                               Percentage of
                                                 Number of  Shares Beneficially
Beneficial Owner                                 Shares(1)         Owned
----------------                                 ---------- -------------------
Alfred S. Teo(2)(3), Director..................   8,164,858        12.2%

MacKay Shields LLC(4), 5% stockholder..........   3,443,205         5.2%
 9 West 57th Street, New York, NY 10019

Michael L. Hackworth(5), Chairman of the
 Board.........................................   1,160,187         1.7%

Suhas S. Patil(6), Chairman Emeritus and
 Director......................................   1,304,562         1.9%

David D. French(7), Chief Executive Officer and
 Director......................................     460,414           *

D. James Guzy(8), Director.....................     185,906           *

Henry M. Josefczyk(9), Former Senior Vice
 President, Worldwide Sales....................      85,875           *

Walden C. Rhines(10), Director.................      29,124           *

Glenn C. Jones, Former Vice President Finance,
 Chief Financial Officer and Treasurer(11).....      75,000           *

Robert H. Smith(12), Director..................      23,124           *

Terry Leeder, Vice President Worldwide
 Sales(13).....................................       2,000           *

Arthur Swift...................................       2,000           *

Patrick V. Boudreau, Former Senior Vice
 President, Human Resources....................           0           *

All current executive officers and directors as
 a group (22 Persons)(14)......................  11,689,707        17.5%

--------
*  Less than 1% of the outstanding common stock.

(1) Percentage ownership is based on 66,830,082 shares of common stock outstanding on March 25, 2000. Shares of common stock which are currently exercisable or will become exercisable within 60 days after March 25, 2000 are deemed outstanding for computing the percentage of the person or group holding such options, but are not deemed outstanding for computing the percentage of any other person or group.

(2) Includes (a) 16,458 shares issuable upon exercise of options held by Mr. Teo exercisable within 60 days of March 25, 2000, (b) 8,035,600 held by Alfred S. and Annie Teo as to which Mr. Teo has shared voting power and
     (c) 112,800 shares held by Alpha Industries, Inc. Retirement Plan dated January 1, 1984, as to which Mr. Teo has voting power as Trustee.

(3) Mr. And Mrs. Teo have agreed to vote their shares in favor of recommendations by the Board of Directors of the Company. Information on this agreement is described in the Schedule 13G filed by them with the Securities and Exchange Commission on February 8, 2000. The amount of shares represented is exclusive of the 78,452 shares over which New York Life Insurance Company, MacKay Shields LLC's parent company, has sole dispositive power.

(4) This information is provided on the Schedule 13G filed with the Securities and Exchange Commission on February 8, 2000. the amount of shares represented is exclusive of the 78,452 shares over which New York Life Insurance Company, MacKay Shields LLC's parent company, has sole dispositive power.

(5) Includes 893,750 shares issuable upon exercise of options held by Mr. Hackworth exercisable within 60 days of March 25, 2000, and 261,351 shares held in a trust over which he has beneficially ownership.

(6) Includes (a) 440,000 shares issuable upon exercise of options held by Dr. Patil exercisable within 60 days of March 25, 2000, (b) 791,162 held by Dr. Patil and (c) 73,400 shares held by family members and trusts for the benefit of family members, with respect to which Dr. Patil has voting and investment power but disclaims beneficial ownership because he has no economic interest in any of the shares.

(7) Includes 160,414 shares issuable upon exercise of options held by Mr. French exercisable within 60 days of March 25, 2000.

(8) Includes 23,124 shares issuable upon exercise of options held by Mr. Guzy exercisable within 60 days of March 25, 2000. Also includes 132,782 shares held by Arbor Company, of which Mr. Guzy is President and may therefore be deemed to be the beneficial owner.

(9) Includes 200 shares held by Mr. Josefczyk's wife and 84,375 shares issuable upon exercise of options held by Mr. Josefczyk exercisable within 60 days of March 25, 2000.

(10) Includes (a) 23,124 shares issuable upon exercise of options held by Mr. Rhines exercisable within 60 days of March 25, 2000 and (b) 6,000 shares held by his wife.

(11) Includes 25,000 shares issuable upon exercise of options held by Mr. Jones exercisable within 60 days of March 25, 2000

(12) Includes 23,124 shares issuable upon exercise of options held by Mr. Smith exercisable within 60 days March 25, 2000.

(13)  As reported to the SEC on Form 5, filed with the SEC on July 20, 2000.

(14) Includes 1,973,605 shares issuable upon exercise of options held by executive officers and directors exercisable within 60 days of March 25, 2000.

                  EXECUTIVE COMPENSATION AND OTHER INFORMATION

Summary of Cash and Certain Other Compensation

   The following table provides certain summary information concerning the compensation earned by the Company's Chief Executive Officer and each of the four other most highly compensated executive officers of the Company whose salary and bonus for the fiscal year ended March 25, 2000 was in excess of $100,000. The table contains compensation for services rendered in all capacities to the Company and its subsidiaries for the fiscal years ended March 25, 2000, March 27, 1999 and March 28, 1998. In addition, Mr. Jones and Mr. Josefczyk are also included in the table because they would have been among the four most highly compensated executive officers of the Company on the last day of the fiscal year ended March 25, 2000 had they not resigned earlier during that year. No other executive officer who would have otherwise been included in such table on the basis of salary and bonus earned for the fiscal year ended March 25, 2000 has been excluded by reason of his or her termination of employment or change in executive status during that year. The listed individuals shall be hereinafter referred to as the "Named Officers."

                           SUMMARY COMPENSATION TABLE

                                                           Long-Term
                                                         Compensation
                                                            Awards
                                                     ------------------------
                                    Annual
                                 Compensation
                              ------------------     Restricted    Securities
Name and Principal                                     Stock       Underlying  All Other
Position                 Year Salary(1)  Bonus         Awards       Options   Compensation
------------------       ---- --------- --------     ----------    ---------- ------------
David D. French......... 2000 $373,624  $150,000(2)         --          --       $2,500(3)
 President and Chief
  Executive              1999  231,250   300,000(4)  $2,375,000(5)  393,750         --
 Officer                 1998      --        --             --          --          --

Glenn C. Jones.......... 2000 $231,095  $ 50,000     $  393,750(7)      --          --
 Advisor and Former Vice 1999      --        --             --          --          --
 President, Finance,
  Chief Financial        1998      --        --             --          --          --
 Officer and
  Treasurer(6)

Arthur Swift............ 2000 $246,333  $ 17,725            --          --          --
 VP/GM Optical Storage   1999  193,502    71,023            --          --          --
 Division                1998  172,142    90,000            --          --          --

Henry M. Josefczyk...... 2000 $263,349  $149,262(9)         --          --          --
 Senior Vice President,  1999  265,018   175,814(10)        --       35,000         --
 Worldwide Sales(8)      1998  107,026   220,000(11)        --      150,000         --

Suhas Patil............. 2000 $248,216       --             --          --          --
 Chairman Emeritus and
  Director               1999  270,504       --             --          --          --
                         1998  132,252       --             --          --          --

Patrick V. Boudreau..... 2000 $247,460       --             --          --          --
 Former Senior Vice
  President,             1999  210,348   234,008(12)        --          --          --
 Human Resources         1998   91,534    50,000            --          --          --

Terry Leeder............ 2000 $188,225  $ 50,000            --          --          --
 Vice President,
  Worldwide Sales        1999      --        --             --          --          --
                         1998      --        --             --          --          --

--------
(1) Amounts shown are before salary reductions resulting from employee contributions to the Cirrus Logic, Inc. 401(k) Profit Sharing Plan.

(2) Mr. French's bonus for fiscal year 2000 was paid from the Company's Variable Compensation Plan.

(3) This amount reflects an estimated $2,500 in interest that would have been paid by Mr. French to the Company had the interest payable by Mr. French on two promissory notes to the Company not been below-market. The notes are discussed below under "Employment Contracts, Termination of Employment and Change in Control Arrangements." The Company estimates that the interest paid by Mr. French is approximately .5% below the market rate at the time the loans were made.

(4) Upon joining the Company in June 1998, Mr. French received a hiring bonus of $150,000. Mr. French's employment agreement guaranteed a minimum payment of $150,000 for the 1999 Variable Compensation Program. Such amount was paid in May 1999.

(5) Pursuant to his employment agreement with the Company, Mr. French received a grant of 250,000 shares of restricted Company Stock on June 25, 1998. This amount represents the fair market value of the stock granted on the date of grant, $9.50 per share. As of March 25, 2000, Mr. French held 250,000 shares of restricted stock valued at $5,218,750. These shares vested 100% on the one-year anniversary of the effective date, June 25, 1999. Dividends have not been paid on these shares of restricted stock but will be paid to the extent they are paid to holders of Company common stock generally.

(6)  Mr. Jones resigned as Chief Financial Officer March 30, 2000.

 (7) This amount represents a grant of 50,000 shares of restricted stock to Mr. Jones on April 20, 1999 This amount represents the fair market value of the stock granted on the date of grant, $7.8750 per share. As of March 25, 2000, Mr. Jones held 50,000 shares of restricted stock valued at $1,043,750. These shares vested 50% on the six-month anniversary, October 20, 1999 and 100% on the one-year anniversary of the date of grant. Dividends have not been paid on these shares of restricted stock but will be paid to the extent they are paid to holders of Company common stock generally.

 (8) Mr. Josefczyk resigned as Senior Vice President, Worldwide Sales on February 28, 2000.

 (9) This amount reflects commissions received by Mr. Josefczyk under the fiscal 2000 Sales Commission Plan.

(10) This amount reflects commissions received by Mr. Josefczyk under the fiscal 1999 Sales Commission Plan.

(11) Mr. Josefczyk received a hiring bonus of $100,000 upon joining the Company in November 1997 and $120,000 in commissions under the fiscal 1998 Sales Commission Plan.

(12)  Mr. Boudreau received a performance bonus of $233,815 in May of 1998.

Stock Options

   The following table provides information with respect to options granted in the fiscal year ended March 25, 2000 to the Named Officers. All the grants were made under the Company's 1996 Stock Option Plan. No stock appreciation rights were granted to the Named Officer's division the fiscal year.

                       OPTION GRANTS IN LAST FISCAL YEAR

                                          Individual Grants
                         ---------------------------------------------------
                                                                             Potential Realizable
                                                                               Value of Assumed
                                                                                Annual Rates of
                                                                                  Stock Price
                         Number of    % of Total                                 Appreciation
                         Securities    Options                                  for Option Term
                         Underlying   Granted to                             ---------------------
                          Options    Employees in  Exercise Price Expiration
                          Granted   Fiscal Year(1)   ($/Sh)(2)     Date(3)     5%(4)     10%(4)
                         ---------- -------------- -------------- ---------- --------- -----------
David D. French.........   75,000        1.83%        $ 7.1250     06/03/09  $ 366,066 $   851,656
                           50,000        1.22%          9.0000     07/29/09  $ 283,003 $   717,184
Glenn C. Jones..........   25,000           *           7.8750     04/20/09  $ 123,814 $   313,768
                           30,000           *          14.6250     02/02/10  $ 275,928 $   699,255
Arthur Swift............   37,500           *           7.1250     06/03/09  $ 168,033 $   425,828
                           37,500           *           9.0000     07/29/09  $ 212,252 $   537,888
Henry M. Josefczyk......      --          --               --           --         --          --
Suhas Patil.............   24,000           *            7.125     06/03/09  $ 107,451 $   272,530
Patrick V. Boudreau.....   26,000           *            9.000     07/29/00  $ 147,161 $   372,936
Terry Leeder............  150,000        3.66%          8.6250     07/07/09  $ 813,632 $ 2,061,904

--------
 *  indicates less than 1%

(1) Based on 4,093,625 shares underlying options granted to all employees during the fiscal year ended March 25, 2000 from the 1996 Stock Option Plan.

(2) The exercise price may be paid in cash or in shares of common stock valued at fair market value on the exercise date. Alternatively, the option may be exercised through a cashless exercise procedure pursuant to which the optionee provides irrevocable instructions to a brokerage firm to sell the purchased shares and to remit to the Company, out of the sale proceeds, an amount equal to the exercise price plus all applicable withholding taxes. The Compensation Committee may also assist an optionee in the exercise of an option by (i) authorizing a loan from the Company in a principal amount not to exceed the aggregate exercise price plus any tax liability incurred in connection with the exercise or (ii) permitting the optionee to pay the option price in installments over a period of years upon terms established by the Compensation Committee.

(3) The option will become exercisable for 25% of the shares upon the optionee's completion of one year of service measured from the grant date and will become exercisable for the balance of the shares in 36 successive equal monthly installments upon his or her completion of each additional month of service thereafter. The option will become exercisable on an accelerated basis upon a sale of all or substantially all of the assets of the Company, or the merger of the Company with or into another corporation.

(4) There can be no assurance provided to any executive officer or other holder of the Company's securities that the actual stock price appreciation over the ten-year option term will be at the assumed 5% and 10% levels or at any other defined level. Unless the market price of the common stock appreciates over the option term, no value will be realized from those option grants which were made to the Named Officers with an exercise price equal to the fair market value of the option shares on the grant date.

Option Exercises in Last Fiscal Year and Fiscal Year End Option Values

   The following table provides information with respect to option exercises in the fiscal year ended March 25, 2000 by the Named Officers and the value of their unexercised options at fiscal year end. No stock appreciation rights were held or exercised by the Named Officers as of the end of the fiscal year.

    AGGREGATED OPTIONS IN LAST FISCAL YEAR AND FISCAL YEAR-END OPTION VALUES

                                                    Number of
                                              Securities Underlying  Value of Unexercised
                                               Unexercised Options   In-The-Money Options
                           Shares     Value     at Fiscal Year End   at Fiscal Year End(2)
                         acquired on Realized ---------------------- ---------------------
Name                      Exercise    ($)(1)    Vested    Unvested     Vested    Unvested
----                     ----------- -------- ---------- ----------- ---------- ----------
Glenn C. Jones..........        0    $      0     25,000     30,000  $  325,000 $  187,500
Arthur Swift............   10,000      91,875     23,750          0     233,667          0
David D. French.........        0           0    153,122    365,628   1,741,763  4,520,737
Suhas Patil.............   40,000     607,500    440,000     50,000   5,287,969    584,375
Patrick V. Boudreau.....   22,000     237,875     40,499    107,301     443,957  1,285,593
Terry Leeder............        0           0          0    150,000           0  1,837,500
Henry M. Josefczyk......        0           0     84,375          0     453,516          0

--------
(1) Based upon the market value of the purchased shares on the exercise date less the option exercise price paid for those shares.

(2) Based upon the market value of the Company's common stock of $20.875 per share on March 24, 2000 (the last trading day of the fiscal year), less the exercise price.

Employment Contracts, Termination of Employment and Change in Control
Arrangements

   The Board of Directors named David D. French President and Chief Executive Officer on February 4, 1999. Prior to becoming Chief Executive Officer, Mr. French held the position of President and Chief Operating Officer since joining the Company in June 1998. The Company did not enter into a new employment agreement with Mr. French upon his promotion to Chief Executive Officer, but adjusted his salary under the existing employment agreement from $325,000 per year to $375,000 per year. Mr. French's employment agreement with the Company does not have a definite term. During the term of the agreement, Mr. French will be provided with the following compensation: a minimum base salary of $325,000 per year, to be reviewed annually; Company-paid health care coverage for him and his eligible dependents and an annual target bonus under the Company's Variable Compensation Program of up to 100% of his base salary. The Variable Compensation Program is discussed below as part of the Board of Director's Compensation Committee Report. For the fiscal year ended March 25, 2000, Mr. French's employment agreement also provided for a minimum bonus payment under the Company's Variable Compensation Program of $150,000. In addition, Mr. French received 250,000 shares of restricted stock at zero value which vested in June 1999 and stock options to purchase 350,000 shares of common stock at $9.50 per share vesting over four years, beginning June 25, 1998. In October 1998, he was granted an option to purchase 43,750 shares at an exercise price of $5.875 which vests in October 2002.

   The Company also extended a bridge loan to Mr. French for the purchase of his principal residence in Texas. The bridge loan is for $721,899 and carries an interest rate of 5.64%. The loan is due and payable on September 1, 2013, or 180 days following the date of his resignation from the Company, whichever occurs first.

   In the event (i) the Company terminates Mr. French's employment on or before the third anniversary of the effective date of his agreement with the Company other than for Cause (as defined below), or (ii) any successor to the Company fails or refuses to assume the employment agreement in accordance with its provisions, Mr. French shall be entitled to receive a single, lump-sum severance payment within fifteen (15) days of termination equal to his then current annual base salary. In addition, the Company would be required to pay to Mr. French a lump-sum payment in an amount equivalent to the reasonably estimated costs he may incur to extend for a period of twelve (12) months under the COBRA continuation laws his group health and dental plans coverage in effect on the date of such termination. In addition, in such event Mr. French will vest fully in his restricted stock and as to an additional twelve (12) months with respect to his option to purchase 350,000 shares of common stock at $9.50 per share, which will remain exercisable for a one-year period following such termination. For purposes of his employment agreement, the term "Cause" means (i) gross negligence or willful misconduct in the performance of duties to the Company after one written warning detailing the concerns and offering Mr. French opportunities to cure; (ii) material and willful violation of federal or state law; (iii) commission of any act of fraud with respect to the Company; (iv) conviction of a felony or a crime causing material harm to the standing and reputation of the Company; or (v) intentional and improper disclosure of the Company's confidential proprietary information. For purposes of his employment agreement, the determination of Cause shall be determined by the Board in its sole and absolute discretion.

   On March 31, 2000, the Company advanced a loan of $790,000 to Jason Carlson, Vice President of Consumer Audio Division of the Company, and Georgette Carlson. Their obligation to repay the loan is evidenced by a promissory note. The note carries an 8% interest rate. The funds advanced by the note were utilized for the payment of a portion of the purchase price of and are secured by the Carlson's private residence in Travis County, Texas.

   On July 21, 1999, the Company advanced a loan of $750,000 to David D. French, President and Chief Executive Officer of the Company. His obligation to repay the loan is evidenced by a promissory note. The note carries an 5.82% interest rate and is secured by 90,000 shares of the Company's common stock held in escrow. The note and accrued interest are due and payable five years from the date of the note or upon termination of employment, voluntary or involuntary, by Mr. French.

Compensation Committee Interlocks and Insider Participation

   The Compensation Committee of the Board of Directors consists of directors Rhines, Guzy and Smith. Neither of these individuals was an officer or employee of the Company at any time during the fiscal year ended March 25, 2000 nor are any of these individuals former officers of the Company.

   No executive officer of the Company has ever served as a member of the board of directors or the compensation committee of another entity that has or has had at the time of his service or during the same fiscal year one or more executive officers serving as a member of the Company's Board of Directors or Compensation Committee.

                  REPORT OF THE COMPENSATION COMMITTEE OF THE
                  BOARD OF DIRECTORS ON EXECUTIVE COMPENSATION

   It is the duty of the Compensation Committee to review and determine the salaries and bonuses of executive officers of the Company, including the Chief Executive Officer, and to establish the general compensation policies for such individuals. The Compensation Committee also has the sole and exclusive authority to make discretionary option grants to the Company's executive officers under the Company's 1996 Stock Incentive Plan.

   The Compensation Committee believes that the compensation programs for the Company's executive officers should reflect the Company's performance and the value created for the Company's stockholders. In addition, the compensation programs should support the short-term and long-term strategic goals and values of the Company and should reward individual contribution to the Company's success. We are engaged in a very competitive industry, and the Company's success depends upon its ability to attract and retain qualified executives through the competitive compensation packages it offers to such individuals.

General Compensation Policy

   The Compensation Committee's policy is to provide the Company's executive officers with compensation opportunities which are based upon their personal performance, the financial performance of the Company and their contribution to that performance. These opportunities are designed to be competitive enough to attract and retain highly skilled individuals. Each executive officer's compensation package is comprised of three elements: (i) base salary that is competitive with the market and reflects individual performance, (ii) annual variable performance awards payable in cash and tied to the Company's achievement of annual financial performance goals and (iii) long-term stock-based incentive awards designed to strengthen the mutuality of interests between the executive officers and the Company's stockholders. As an officer's level of responsibility increases, a greater proportion of his or her total compensation will be dependent upon the Company's financial performance and stock price appreciation rather than base salary.

   The Committee sets compensation levels for executives based on a review of competitive information. Competitive compensation information is gathered from published surveys of high technology company compensation levels (the "Survey Group") and from proxy statements of particular companies that are considered generally comparable to the Company (the "Proxy Group"). The Proxy Group includes companies used in the peer performance graph as well as other semiconductor or high technology companies that are high growth, profitable, and similar in revenue size to the Company. Recommendations by Company management are examined in light of this information, with the intention of establishing and maintaining competitive total cash compensation levels. In general, the Company has attempted to establish a strong relationship between total cash compensation, the Company's performance and individual performance by maintaining base salaries at approximately the 50th percentile of the Survey Group and Proxy Group data, and providing additional incentive opportunities so that total cash compensation (salary plus bonus) approaches 50th percentile levels when the Company's performance is near the middle of the semiconductor companies in the Proxy Group, and has the potential to pay at or near the top of the semiconductor companies in the Proxy Group for commensurate levels of performance.

Factors

   The principal factors that were taken into account in establishing each executive officer's compensation package for the fiscal year ended March 25, 2000 are described below. The Compensation Committee may in its discretion apply entirely different factors, such as different measures of financial performance, for future fiscal years.

Base Salary

   In setting base salaries, the Compensation Committee reviewed the data obtained from the Proxy Group and the Survey Group. The base salary for each officer reflects the salary levels for comparable positions within this comparative group of companies, as well as each individual's personal performance and internal alignment considerations. The relative weight given to each factor varies with each individual in the sole discretion of the Compensation Committee. Each executive officer's base salary is adjusted each year on the basis of (i) the Compensation Committee's evaluation of the officer's personal performance for the year and (ii) the competitive marketplace for persons in comparable positions. The Company's performance and profitability may also be a factor in determining the base salaries of executive officers. For the fiscal year ended March 25, 2000, in accordance with the Company's compensation philosophy, the base salary rates of the executive officers were generally below the 50th percentile levels of the Survey Group and Proxy Group.

Annual Incentives

   The Variable Compensation Plan (the "VCP") is designed to motivate and reward the executive officers by making a significant portion of their cash compensation directly dependent upon achieving predetermined corporate and/or business unit financial goals. For fiscal 2000, the Company introduced a new rolling three-year performance bonus plan, which sets targets based on Operating Profit per Share and Return on Net Assets. In addition, an executive's variable compensation award may be reduced or increased based on achievement of key strategic goals and objectives previously agreed upon for each executive. The VCP pool is calculated as a percentage of the operating targets achieved multiplied by the base pool for all employees eligible to participate in the plan and is capped at a percentage of annual operating profit. Cash payments due are paid after the end of the performance period for services rendered and performance levels achieved during the performance period.

Long Term Incentives

   Generally, stock option grants are made annually by the Compensation Committee to each of the Company's key employees, including its executive officers, and to other eligible employees on their date of hire. Each grant is designed to align the interests of the executive officer with those of the stockholders and provide each individual with a significant incentive to manage the Company from the perspective of an owner with an equity stake in the business. Each grant allows the officer to acquire shares of the Company's common stock at a fixed price per share (the market price on the grant date) over a specified period of time (up to ten years). Each option becomes exercisable in a series of installments over a 4-year period, contingent upon the officer's continued employment with the Company. Accordingly, the option will provide a return to the executive officer only if he or she remains employed by the Company during the vesting period, and then only if the market price of the shares appreciates over the option term. In the fiscal year ended March 25, 2000, stock options for the executive officers were granted upon recommendation of management and approval of the Committee within guidelines approved by the Board of Directors, and were granted at an exercise price equal to the fair market value of the Company's common stock on the date of grant.

   The size of the option grant to each executive officer, including the Chief Executive Officer, is set by the Compensation Committee at a level that is intended to create a meaningful opportunity for stock ownership based upon the individual's position with the Company, current performance, anticipated future contribution based on that performance, and ability to affect corporate and/or business unit results. The Compensation Committee also takes into account the number of unvested options held by the executive officer in order to maintain an appropriate level of equity incentive for that individual. The relevant weight given to each of these factors varies from individual to individual. The Compensation Committee has established certain guidelines with respect to the option grants made to the executive officers, but has the flexibility to make adjustments to those guidelines at its discretion.

CEO Compensation

   The Compensation Committee reviews the CEO's base salary annually, considering Company performance, individual performance, and external pay practices. In setting the total compensation payable to the Company's Chief Executive Officer for the fiscal year ended March 25, 2000, the Compensation Committee sought to make that compensation competitive with the compensation paid to the chief executive officers of the companies in the Proxy Group and the Survey Group, while at the same time assuring that a significant percentage of compensation was tied to Company performance and stock price appreciation. As is the case for other executives of the Company, the Company's executive pay program as it relates to the chief executive officer is highly leveraged toward variable compensation plans that reward achievement of pre-determined corporate goals and objectives.

   The Compensation Committee adjusted Mr. French's base salary for the fiscal year ended March 25, 2000 in recognition of his personal performance as President and Chief Operating Officer prior to his appointment as Chief Executive Officer of the Company and with the objective of maintaining his base salary at a competitive level when compared with the base salary levels in effect for similarly situated chief executive officers. With respect to Mr. French's base salary, it is the Compensation Committee's intent to provide him with a level of stability and certainty each year and not have this particular component of compensation affected to any significant degree by Company performance factors. For the fiscal year ended March 25, 2000, Mr. French's base salary was approximately at the median of the base salary levels of other chief executive officers at the companies in the Survey Group and the Proxy Group.

   The remaining components of Mr. French's 2000 fiscal year compensation, other than a guaranteed bonus of $150,000, were primarily dependent upon corporate performance. Mr. French was eligible for a cash bonus for the 2000 fiscal year of up to $375,000 conditioned on the Company's attainment of EPS goals with additional consideration to be given to individual business plan objectives. Because the Company did not reach its EPS goal during the fiscal year ended March 25, 2000, no additional bonus was paid to Mr. French. The Compensation Committee awarded a stock option grant to Mr. French in fiscal 2000 in order to provide him with an equity incentive to continue contributing to the financial success of the Company. The option will have value for Mr. French only if the market price of the underlying option shares appreciates over the market price in effect on the date the grant was made.

Executive Management Severance Plan

   In April 1999, the Board of Directors adopted an Executive Management Severance Plan (the "Severance Plan") providing for certain benefits to executive officers of the Company in the event that an executive is involuntarily terminated, other than for cause. Upon such event, the Severance Plan provides for salary continuation for a period no greater than six months. In addition, the Severance Plan provides for continued health coverage for a period of eighteen months or until the executive accepts employment elsewhere. Outstanding stock options will continue to vest for six months or until the executive accepts employment elsewhere and he will have twelve months from his termination date to exercise vested options.

Compliance With Internal Revenue Code Section 162(m)

   Section 162(m) of the Internal Revenue Code disallows a tax deduction to publicly held companies for compensation paid to certain of their executive officers, to the extent that compensation exceeds $1 million per covered officer in any fiscal year. The limitation applies only to compensation which is not considered to be performance-based. As a result of an executive officer's restricted stock award on June 25, 1998, which became fully vested on June 25, 1999, approximately $1.7 million of compensation deemed payable to him by the Company was not deductible as required under Code Section 162(m) because the restricted stock award did not qualify as performance based compensation under Code Section 162(m). Other than this restricted stock award, non-performance based compensation paid to the Company's executive officers for the fiscal year ended March 25, 2000 did not exceed the $1 million limit per officer. It is the Committee's objective that, so long as it is consistent with its overall business, compensation and retention objectives, the Company will, to the extent reasonable, endeavor to keep executive compensation deductible for federal income tax purposes.

   It is the opinion of the Compensation Committee that the executive compensation policies and plans provide the necessary total remuneration program to properly align the Company's performance and the interests of the Company's stockholders through the use of competitive and equitable executive compensation in a balanced and reasonable manner, for both the short and long-term.

   Submitted by the Compensation Committee of the Company's Board of Directors:

                                          Compensation Committee

                                          Walden C. Rhines, Chairman
                                          D. James Guzy
                                          Robert H. Smith

Performance Graph

   The following graph shows a comparison of five-year cumulative total stockholder return, calculated on a dividend reinvestment basis, for Cirrus Logic, Inc., the S&P 500 Composite Index (the "S&P 500") and the Semiconductor Subgroup of the S&P Electronics Index (the "Semiconductors Index").

                 COMPARISON OF 5 YEAR CUMULATIVE TOTAL RETURN*
                 AMONG CIRRUS LOGIC, INC., THE S & P 500 INDEX
                AND THE S & P ELECTRONICS (SEMICONDUCTORS) INDEX

                                                    CUMULATIVE TOTAL RETURN
                                        ---------------------------------------
-------
                                         3/95    3/96    3/97    3/98    3/99    3/00
CIRRUS LOGIC, INC.                      100.00  106.25   71.32   59.56   37.50  107.35
S & P 500                               100.00  132.11  158.30  234.27  277.52  327.32
S & P ELECTRONICS (SEMICONDUCTORS)      100.00  110.22  233.91  255.43  386.82  956.04

(1) The graph covers the period from March 31, 2000.
(2) The graph assumes that $100 was invested in the Company's common stock on March 31, 1995, and also in each index, and that all dividends were reinvested. No cash dividends have been declared on the Company's common stock.
(3) Stockholder returns over the indicated period should not be considered indicative of future stockholder returns.

   Notwithstanding anything to the contrary set forth in any of the Company's previous filings made under the Securities Act of 1933, as amended, or the Securities Exchange Act of 1934, as amended, that might incorporate future filings made by the Company under those statutes, neither the preceding Stock Performance Graph nor the Compensation Committee Report is to be incorporated by reference into any such prior filings, nor shall such graph or report be incorporated by reference into any future filings made by the Company under those statutes.

            SECTION 16(a) BENEFICIAL OWNERSHIP REPORTING COMPLIANCE

   Section 16(a) of the Securities Exchange Act of 1934 requires the Company's executive officers and directors and persons who own more than ten percent of a registered class of the Company's equity securities to file an initial report of ownership on Form 3 and changes in ownership on Form 4 or 5 with the Securities and Exchange Commission (the "SEC"). Executive officers, directors and greater than ten percent stockholders are also required by SEC rules to furnish the Company with copies of all Section 16(a) forms they file. Based solely on its review of the copies of such forms received by it, or written representations from certain reporting persons, the Company believes that during the last fiscal year and for the fiscal year already in progress, the following officers had late filings of their initial beneficial ownership on Form 3: Jason L. Carlson, Charles Keith Essency and Terry Leeder.

                                 ANNUAL REPORT

   A copy of the Annual Report of the Company for the fiscal year ended March 25, 2000 has been mailed concurrently with this Proxy Statement to all stockholders entitled to notice of and to vote at the annual meeting. The Annual Report is not incorporated into this Proxy Statement and is not considered proxy solicitation material.

                                   FORM 10-K

   We filed an Annual Report on Form 10-K with the Securities and Exchange Commission on or about June 23, 2000. Stockholders may obtain a copy of this report, without charge at www.cirrus.com, or may request a copy of the report from our investor relations department by telephone at (510) 226-2112, by email at invest@corp.cirrus.com or by writing to Stan Victor, Vice President of Corporate Communications, at the Company's principal executive offices located at 4210 S. Industrial Drive, Austin, TX 78744.

                                          BY ORDER OF THE BOARD OF DIRECTORS

                                          David D. French
                                          President and Chief Executive
                                          Officer

Austin, Texas
August 4, 2000

[CIRRUS LOGIC LOGO APPEARS HERE]                [CIRRUS LOGIC LOGO APPEARS HERE]

 Annual Meeting of Stockholders                  Annual Meeting of Stockholders
       Omni Austin Hotel                               Omni Austin Hotel
           South Park                                      South Park
       4140 Governors Row                              4140 Governors Row
       Austin, Texas 78744                            Austin, Texas 78744
       September 28, 2000                             September 28, 2000
            2:00 P.M.                                      2:00 P.M.

            ADMIT ONE                                      ADMIT ONE

                                  DETACH HERE


                                     PROXY

                              CIRRUS LOGIC, INC.

          THIS PROXY IS SOLICITED ON BEHALF OF THE BOARD OF DIRECTORS

                 PROXY FOR 2000 ANNUAL MEETING OF STOCKHOLDERS

The undersigned stockholder of CIRRUS LOGIC, INC., a Delaware corporation, hereby acknowledges receipt of the Notice of Annual Meeting of Stockholders and Proxy Statement, each dated August 4, 2000 and the Company's Annual Report for the fiscal year ending March 25, 2000, and hereby appoints Robert W. Fay and David D. French and each of them, proxies and attorneys-in-fact, with full power to each of substitution, on behalf and in the name of the undersigned, to represent the undersigned at the 2000 Annual Meeting of Stockholders of CIRRUS LOGIC, INC., to be held on September 28, 2000 at 2:00 p.m. local time at the Omni Austin Hotel South Park, 4140 Governor's Row, Austin, Texas 78744 and at any adjournment or adjournments thereof, and to vote all shares of Common Stock which the undersigned would be entitled to vote, if then and there personally present, on matters set forth on the reverse side.

SEE REVERSE       CONTINUED AND TO BE SIGNED ON REVERSE SIDE         SEE REVERSE
   SIDE                                                                  SIDE

                                 DETACH HERE
    Please mark
[X] votes as in
    this example.

    THIS PROXY WILL BE VOTED AS DIRECTED OR, IF NO CONTRARY DIRECTION IS INDICATED, IT WILL BE VOTED FOR THE ELECTION OF THE
DIRECTORS, AND FOR THE PROPOSALS 2, 3, 4.

    1.  Election of Directors
        Nominees: (01) David D. French, (02) D. James Guzy,                                                   FOR  AGAINST  ABSTAIN
        (03) Michael L. Hackworth, (04) Suhas S. Patil,            2.  To ratify the appointment of Ernst &   [_]    [_]      [_]
        (05) Walden C. Rhines, (06) Robert H. Smith and                Young LLP as independent auditors
        (07) Alfred S. Teo                                             of the Company.
                FOR All Nominees       WITHHELD
                Except As Noted        As to All
                Below                  Nominees                                                               FOR  AGAINST  ABSTAIN
                     [_]                 [_]                       3.  To approve an amendment to the 1996    [_]    [_]      [_]
                                                                       Stock Plan to increase the number of
    [_] ___________________________________________________            shares of Common Stock available for
              For all nominees except as noted above                   grant under the Plan by 3,500,000
                                                                       shares.


                                                                   4.  To transact such other business as may be properly come before the meeting or any adjournment thereof.

                                                                   MARK HERE FOR ADDRESS CHANGE AND NOTE AT LEFT              [_]


Signature:________________________________  Date:_______________     Signature:________________________________  Date:______________
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